Exhibit 10.3

FORM OF

AERIE PHARMACEUTICALS, INC.

EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I

INTRODUCTION

1.1 Purpose. The Aerie Pharmaceuticals, Inc. Employee Stock Purchase Plan is intended to provide a method whereby Eligible Employees of Aerie Pharmaceuticals, Inc. and its Designated Subsidiaries will have an opportunity to purchase shares of Common Stock through accumulated payroll deductions and contributions.

1.2 Qualification. It is the intention of the Company that the Plan will qualify as an “employee stock purchase plan” under Section 423 or any successor provision of the Code and the related Treasury Regulations thereunder. The provisions of the Plan shall be construed so as to extend or limit the operation of, and participation in, the Plan as necessary to conform to the requirements of Section 423 of the Code or applicable Treasury Regulations.

ARTICLE II

DEFINITIONS

Capitalized terms used in the Plan shall have the following meanings:

2.1 “Adjustment Event” occurs if (a) the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities or other equity interests of the Company or another corporation or entity, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, substitution or other similar corporate event or transaction or (b) there is an extraordinary dividend or distribution by the Company in respect of its shares of Common Stock or other capital stock or securities convertible into capital stock in cash or in property.

2.2 “Board” shall mean the Board of Directors of the Company.

2.3 “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.4 “Committee” shall mean the Compensation Committee of the Board, or a subcommittee thereof; provided, that if there is no Compensation Committee of the Board, or if the Board determines that the Compensation Committee shall not be the Committee, then the Committee shall be the Board or such Directors as are appointed to the Committee by the Board.

2.5 “Common Stock” shall mean the common stock, par value $0.01 per share, of the Company.

2.6 “Company” shall mean Aerie Pharmaceuticals, Inc., a Delaware corporation, and shall include any successor thereto by merger, consolidation, acquisition of substantially all the assets thereof, or otherwise.

2.7 “Compensation” shall mean the total of all cash compensation paid to a Participant by the Company or an applicable Designated Subsidiary for personal services (i) for Participants who receive a Federal Income Tax Withholding Statement (Form W-2), as reported on such Statement, and (ii) for Participants who do not receive a Federal Income Tax Withholding Statement (Form W-2), as determined by the Committee (and, in the case of each of (i) and (ii), including overtime and bonuses); provided, however, that the Committee may, in its discretion, use any definition of “Compensation” so long as such definition and its application satisfies Section 423 of the Code.

2.8 “Contribution” shall mean the total of all payroll deductions from a Participant’s Compensation during an Offering Period pursuant to Section 4.1 hereof and all personal contributions not from payroll deductions pursuant to Section 4.2 hereof; provided, however, that a Participant’s Contribution may be reduced in whole or in part by the Board or the Committee, in its discretion, at any time during an Offering Period which is scheduled to end during the then-current calendar year to the extent necessary in order to comply with the provisions of Section 423(b)(8) of the Code and Section 3.1(b) hereof; and, provided, further, however, that a Participant’s Contribution in any calendar year may not exceed the Participant’s Compensation during such calendar year.

2.9 “Corporate Transaction” means (a) a merger, consolidation, reorganization, recapitalization or other similar change in the Company’s capital stock or (b) a liquidation or dissolution of the Company.

2.10 “Designated Subsidiary” shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan. The Committee may designate, or terminate the designation of, a Subsidiary as a Designated Subsidiary without the approval of the stockholders of the Company.

2.11 “Director” shall mean a director of the Company.

2.12 “Eligible Employee” shall mean an Employee of the Company or a Designated Subsidiary: (i) who does not, immediately after the option is granted, own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary (as determined under Section 423(b)(3) of the Code); (ii) whose customary employment is for more than twenty (20) hours per week; and (iii) whose customary employment is for more than five (5) months in any calendar year. For purposes of clause (i), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual. In addition, in the event local law prescribes that individuals employed for less than twenty (20) hours per week and/or less than five (5) months in any calendar year must be offered participation in the Plan, then all such individuals will be considered Eligible Employees under the Plan. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the on the first day immediately following such three-month period of leave.

2.13 “Employee” shall mean any individual who renders services to the Company or a Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code or as determined under applicable local law. “Employee” shall not include any director of the Company or a Subsidiary who does not render services to the Company or a Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code or under local law, as determined by the Committee.

2.14 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.15 “Fair Market Value” on any date means:

(a) if the shares of Common Stock are listed for trading on a national securities exchange, the closing price at the close of the primary trading session of the shares of Common Stock on the date of determination on the principal national securities exchange on which the Common Stock are listed or admitted to trading as officially quoted in the consolidated tape of transactions on such exchange or such other source as the Committee deems reliable for the applicable date, or if there has been no such closing price of the shares of Common Stock on such date, on the next preceding date on which there was such a closing price;

(b) if the shares of Common Stock are not listed for trading on a national securities exchange, the fair market value of the shares of Common Stock as determined in good faith by the Committee, and, if applicable, in accordance with Section 423 of the Code and the regulations thereunder.

2.16 “Offering Date” shall mean the first business day of each Offering Period.

2.17 “Offering Price” shall have the meaning set forth in Section 5.2 hereof.

2.18 “Offering Period” shall mean each period of approximately six (6) months commencing on such dates as may be determined by the Committee from time to time. The Committee shall have the power to change the duration of Offering Periods, the Offering Dates and the Purchase Dates without stockholder approval if such change is announced prior to the commencement of the relevant Offering Period.

2.19 “Participant” shall mean any Eligible Employee who elects to participate in the Plan in accordance with the provisions of Section 3.2 hereof.

2.20 “Plan” shall mean the Aerie Pharmaceuticals, Inc. Employee Stock Purchase Plan, as amended from time to time.

2.21 “Plan Representative” shall mean the persons designated from time to time by the Committee to receive certain notices and take certain other administrative actions relating to the operation of, and participation in, the Plan.

2.22 “Purchase Date” shall mean the last business day of each Offering Period, but in no event later than the date that is twenty-seven months from the date the option is granted.

2.23 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.24 “Subsidiary” shall mean any corporation which is a subsidiary corporation within the meaning of Section 424(f) of the Code with respect to the Company.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1 Eligibility.

(a) Each Employee who is an Eligible Employee on an Offering Date shall be eligible to participate in the Offering Period commencing on such Offering Date. Persons who are not Eligible Employees on an Offering Date shall not be eligible to participate in the Plan with respect to that Offering Period.

(b) Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted an option to purchase shares of Common Stock under the Plan which permits such Eligible Employee’s rights to purchase stock under all employee stock purchase plans of the Company or any Subsidiary subject to Section 423 of the Code to accrue at a rate which exceeds $25,000 of Fair Market Value of the Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder.

3.2 Commencement of Participation. An Eligible Employee may become a Participant by completing an authorization for payroll deductions or personal contributions not from Compensation on the form provided by the Company and filing the completed form with the Committee on or before the filing date set therefor by the Committee, which date shall be prior to the Offering Date for the next following Offering Period. Payroll deductions for a Participant shall commence on the next following Offering Date after the Employee’s authorization for payroll deductions becomes effective and shall continue until termination of the Plan or the Participant’s earlier termination of participation in the Plan. Each Participant shall be deemed to continue participation in the Plan until the earlier of (a) the termination of the Plan and (b) such Eligible Employee’s termination of participation in the Plan pursuant to Article VII hereof.

ARTICLE IV

PAYROLL DEDUCTIONS

4.1 Amount of Deduction. The form described in Section 3.2 will permit a Participant to elect percentage or fixed dollar amount of payroll deductions for each pay period ending during an Offering Period; provided, that a Participant’s payroll deductions may be reduced in whole or in part by the Board or the Committee, in its discretion, at any time during an Offering Period which is scheduled to end during the then-current calendar year to the extent necessary in order to comply with the provisions of Section 423(b)(8) of the Code and Section 3.1(b) hereof.

4.2 Personal Contribution not from Payroll Deductions. The form described in Section 3.2 will also permit a Participant to make a personal contribution not from payroll deductions at any time prior to the last five (5) business days of an Offering Period, in a form to be determined acceptable by the Board or Committee, in its discretion; provided that a Participant’s personal contribution not from payroll deductions may be reduced in whole or in part by the Board or the Committee, in its discretion, at any time during an Offering Period which is scheduled to end during the then-current calendar year to the extent necessary in order to comply with the provisions of Section 423(b)(8) of the Code and Section 3.1(b) hereof.

4.3 Participant’s Account. All payroll deductions made for a Participant pursuant to Section 4.1 hereof and all personal contributions not from Compensation made pursuant to Section 4.2 shall be credited to a book-entry account established for such Participant under the Plan.

4.4 Changes in Payroll Deductions. A Participant may reduce or increase future payroll deductions (within the limits described in Section 4.1 hereof) by filing with the Committee a form provided by the Company for such purpose. An increase or reduction in future payroll deductions must be made pursuant to a change form which must be submitted to the Company, (i) with respect to increases in payroll deductions, prior to the Offering Date of such Offering Period, which would be effective as of the first day of the next Offering Period and (ii) with respect to decreases in payroll deductions, at any time during an Offering Period prior to the Purchase Date of such Offering Period, to be effective as of the first day of the next pay period following the Company’s receipt of the change form, or as of such earlier date as the Committee may, in its discretion, determine or as shall be applicable in connection with the cessation of the Participant’s participation in the Plan pursuant to Section 7.1 hereof. A Participant is permitted to make no more than one payroll deduction change during any Offering Period. If the Participant has not timely submitted a change form in the manner specified by the Company, the payroll deductions will continue at the originally elected percentage or fixed dollar amount throughout the Offering Period and future Offering Periods (unless participation in the Plan ceases pursuant to Section 7.1).

4.5 Withholding. In connection with the exercise of an option (in whole or in part) or at the time of disposition of some or all of the Common Stock issued under the Plan, a Participant shall make adequate provision for any federal, state, local or other tax withholding obligations, if any, which arise upon such exercise or disposition. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s Compensation an amount necessary for the Company to satisfy any applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the early disposition of the Common Stock by the Employee. Furthermore, the Company reserves the right to satisfy its applicable withholding obligations by any other means, as determined by the Committee.

ARTICLE V

GRANTING OF OPTION

5.1 Number of Option Shares. On each Offering Date, each Participant shall be deemed to have been granted an option to purchase a maximum number of shares of Common Stock equal to (a) the Contribution (but in any event not in excess of the limitations set by Section 3.1(b) hereof) divided by (b) the applicable Offering Price determined as provided in Section 5.2 hereof.

5.2 Offering Price. Unless otherwise determined by the Committee, the per share option price of shares of Common Stock purchased with Contributions made during any Offering Period (the “Offering Price”) by a Participant shall be equal to the lesser of:

(a) eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Offering Date of such Offering Period; or

(b) eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Purchase Date of such Offering Period.

If the Committee desires to establish an Offering Price or a formula for setting the Offering Price for an Offering Period that is different than the Offering Price determined above, it shall do so in advance of the applicable Offering Period; provided, that, the Offering Price shall in no event be less than the Offering Price determined above. Any such Offering Price or formula for setting the Offering Price may, if the Committee so determines, remain in effect for subsequent Offering Periods until modified by the Committee.

ARTICLE VI

EXERCISE AND OTHER TERMS OF OPTIONS

6.1 Automatic Exercise. Subject to Section 12.8 hereof, and unless a Participant withdraws from the Plan as provided in Section 7.1 hereof or otherwise becomes ineligible to participate in the Plan, each Participant’s option for the purchase of shares of Common Stock with Contributions made during any Offering Period shall be exercised automatically on the applicable Purchase Date, and the maximum number of full shares of Common Stock subject to the option shall be purchased for the Participant at the applicable Offering Price with the accumulated Contributions in such Participant’s account. No fractional shares shall be purchased; any Contributions accumulated in a Participant’s account which are not sufficient to purchase a full share of Common Stock shall be retained in the Participant’s account for the next following Offering Period.

6.2 Non-Transferability of Options. Neither the option or rights with regard to the exercise of an option under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may, in its discretion, treat such act as an election to withdraw from participation in the Plan in accordance with Section 7.1 hereof. During a Participant’s lifetime, options held by a Participant shall be exercisable only by such Participant.

6.3 Delivery of Stock. Subject to Section 12.8 hereof, as promptly as practicable after each Purchase Date on which a purchase of shares occurs, the Company shall arrange the delivery to each Participant of the shares of Common Stock purchased upon exercise of such Participant’s option.

6.4 Stock Transfer Restrictions. The Plan is intended to satisfy the requirements of Section 423 of the Code. Shares of Common Stock purchased upon exercise of options granted under the Plan may contain such restrictions, terms and conditions as the Board or Committee may, in its discretion, determine, and the Board or Committee may, in its discretion, require that an appropriate legend be placed on the certificates evidencing such shares of Common Stock.

ARTICLE VII

WITHDRAWAL

7.1 In General. At any time prior to the last five (5) business days of an Offering Period, a Participant may withdraw all or a portion of the Contributions credited to such Participant’s account and not yet used to exercise such Participant’s option under the Plan by giving written notice to the Committee in accordance with any procedures the Committee may set. Such withdrawn amount shall be paid to the Participant as soon as reasonably practicable after receipt of the notice of withdrawal, and the Participant’s option for the Offering Period with respect to such amount shall be automatically terminated. No further contributions for the purchase of shares of Common Stock shall be made during such Offering Period, and such Participant will not participate in such Offering Period with respect to the withdrawn amount. To the extent that a Participant withdraws all of such Participant’s Contributions with respect to an Offering Period, the Participant may continue participating in the Plan in successive Offering Periods by providing written notice to the Committee in accordance with provisions of Section 3.2 hereof and in accordance with any procedures the Committee may set.

7.2 Effect on Subsequent Participation. A Participant’s withdrawal from any Offering Period shall not have any effect upon such Participant’s eligibility to participate in any subsequent Offering Period or in any similar plan which may hereafter be adopted by the Company and for which such Participant is otherwise eligible.

7.3 Termination of Eligible Employee Status. Upon a Participant’s ceasing to be an Eligible Employee for any reason, including as a result of a termination of the Participant’s employment with the Company or any Designated Subsidiary (as the case may be) for any reason (including retirement or death), such Participant shall be deemed to no longer be a Participant under the Plan, and the Contributions credited to such Participant’s account shall be refunded to him or her as soon as reasonably practicable, or, in the case of his or her death, to the person or persons entitled thereto under Section 12.1 hereof.

ARTICLE VIII

INTEREST

8.1 Payment of Interest. No interest will be paid or allowed on any Contributions made pursuant to the Plan or credited to the account of or distributed to any Participant.

ARTICLE IX

STOCK

9.1 Maximum Shares. Subject to the provisions of Sections 12.4 and 12.5 hereof, the maximum number of shares that may be issued under the Plan shall be 200,000 shares of Common Stock, which shares may be authorized but unissued shares of Common Stock or treasury shares (including, without limitation, shares acquired by the Company on the open market).

9.2 Participant’s Interest in Option Stock. No Participant shall be deemed for any purpose to be the owner of shares of Common Stock subject to any option held by such Participant unless and until (a) the option shall have been exercised as provided in Section 6.1 hereof, (b) the Company shall have issued and delivered shares of Common Stock (whether or not certificated) to the Participant and (c) the Participant’s name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Participant shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock. Shares of Common Stock purchased by a Participant under the Plan will be recorded in the books and records of the Company in the name of the Participant.

ARTICLE X

ADMINISTRATION

10.1 Committee. The Plan shall be administered by the Committee. The Committee shall hold meetings when it deems necessary and shall keep minutes of its meetings. The acts of a majority of the total membership of the Committee at any meeting, or the acts approved in writing by all of its members, shall be the acts of the Committee. All decision and determinations by the Committee in the exercise of its powers hereunder shall be final, binding and conclusive upon all parties. No member of the Committee shall be liable for any action or determination made in good faith with respect hereto or any option granted hereunder.

10.2 Authority of Committee. The Committee may establish any policies or procedures that in its discretion are necessary or appropriate for the operation and administration of the Plan and may adopt rules for the administration of the Plan. It is intended that the Committee will engage the services of Plan Representatives and other plan administrators on such terms and conditions as the Committee deems appropriate for the purposes of performing any of its responsibilities and obligations hereunder (including, without limitation, the distribution and collection of Participant notices and elections under the Plan and the establishment of custodial accounts), other than (a) the amendment and termination of the Plan and (b) any action required to by taken by it pursuant to Section 16 of the Exchange Act.

ARTICLE XI

FOREIGN JURISDICTIONS

11.1 The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing sentence, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, contributing to the Plan by means other than payroll deductions, payment of interest on Contributions, conversion of local currency, withholding procedures, withdrawing from the Plan, beneficiary designations, the use of funds and handling of stock certificates which may vary to comply with or facilitate compliance with local law and procedures.

11.2 The Committee may also adopt Plan supplements applicable to particular Designated Subsidiaries or locations, which supplements may (as determined by the Committee) constitute provisions of this Plan applicable to such Designated Subsidiaries or locations or one or more sub-plans not intended to comply with Section 423 of the Code. The terms and conditions of any such sub-plan shall supersede the provisions of this Plan to the extent determined by the Committee, with the exception of Section 9.1, but unless otherwise so superseded, the provisions of this Plan shall be deemed incorporated into any such sub-plan.

ARTICLE XII

MISCELLANEOUS

12.1 Designation of Beneficiary. To the extent permitted by applicable law, the Company may from time to time permit each Participant to name one or more individuals to whom (i) any shares of Common Stock and cash, if any, is to be delivered and paid from such Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date but prior to delivery to such Participant of such shares and cash and (ii) cash, if any, is to be paid in the event of such Participant’s death prior to a Purchase Date. In the absence of any such designation or if any such designation is not effective under applicable law as determined by the Committee, any shares of Common Stock or cash remaining in the Participant’s account at the Participant’s death shall be delivered or paid to the Participant’s estate.

12.2 Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

12.3 Reports. Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of Contributions, the Offering Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

12.4 Adjustment Upon Changes in Capitalization, Dissolution, Liquidation or Corporate Transaction.

(a) Changes in Capitalization.

(i) In the event of an Adjustment Event, the Committee shall make such adjustments, if any, as it determines are equitable and appropriate to (A) the maximum number and class of shares of Common Stock or other stock or securities with respect to which options may be granted under the Plan, (B) the maximum number and class of shares of Common Stock or other stock or securities that may be issued upon exercise of options, (C) the maximum number and class of shares of Common Stock or other stock or securities with respect to which options may be granted to any Eligible Employee in any calendar year and (D) the number and class of shares of Common Stock or other stock or securities which are subject to outstanding options granted under the Plan and the Offering Price therefor, if applicable.

(ii) Any such adjustment in the shares of Common Stock or other stock or securities subject to outstanding options (including any adjustments in the Offering Price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent permitted by Sections 423 and 424 of the Code.

(iii) If, by reason of any such adjustment, a Participant shall be entitled to, or a Participant shall be entitled to exercise an option with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions and restrictions that were applicable to the shares of Common Stock subject to the option prior to such adjustment.

(b) Corporate Transactions.

(i) In the event of a Corporate Transaction, the Committee shall have the option, in its discretion, to (A) accelerate the Purchase Date with respect to the Offering Period then in progress to the last payroll date immediately preceding the Corporate Transaction or proposed dissolution or liquidation and promptly refund (without interest) any cash balance remaining in a Participant’s account to such Participant or (B) terminate the Offering Period then in progress immediately prior to the consummation of such Corporate Transaction or proposed dissolution or liquidation and refund (without interest) the entire cash balance of a Participant’s account to such Participant as soon as reasonably practicable.

12.5 Amendment and Termination. The Board shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board shall not, without the approval of the stockholders of the Company, (a) increase the aggregate number of shares of Common Stock which may be issued under the Plan (except pursuant to Section 12.4 hereof) or (b) change the class of Employees eligible to receive options under the Plan; and provided, further, however, that no termination, modification or amendment of the Plan may, without the consent of a Participant then having an option under the Plan to purchase shares of Common Stock, adversely affect the rights of such Participant under such option, except that the foregoing shall not prohibit the Company from terminating the Plan at any time (including during an Offering Period) and applying the amounts theretofore withheld from a Participant to the purchase of shares of Common Stock as if the termination date of the Plan were a Purchase Date and promptly refunding (without interest) any cash balance remaining in such Participant’s account to the Participant.

12.6 Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

12.7 Limitation of Liability. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a) give any person any right to be granted an option except as specifically provided in the Plan;

(b) give any person any rights whatsoever with respect to shares of Common Stock except as specifically provided in the Plan;

(c) limit in any way the right of the Company to terminate the employment of any person at any time; or

(d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

12.8 Conditions to Issuance of Shares.

(a) The issuance of shares of Common Stock is subject to compliance with all applicable federal, state and foreign law. Further, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of the shares of Common Stock issuable pursuant to the Plan is required by any securities exchange or under any federal, state or foreign law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares of Common Stock, no shares of Common Stock shall be or shall be deemed to be issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions that are not acceptable to the Committee. Any person exercising an option or receiving shares of Common Stock shall make such representations and agreements and furnish such information as the Board or Committee may request to assure compliance with the foregoing or any other applicable legal requirements.

(b) Notwithstanding anything contained in the Plan to the contrary, in the event that the disposition of shares of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such shares of Common Stock shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations promulgated thereunder. The Committee may require any individual receiving shares of Common Stock pursuant to exercise of any option, as a condition precedent to receipt of such shares of Common Stock, to represent and warrant to the Company in writing that the shares of Common Stock acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such shares of Common Stock shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

12.9 Governing Law. Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.

12.10 Effective Date. The effective date of the Plan shall be as determined by the Board, subject only to approval by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware within twelve (12) months after the adoption of the Plan by the Board.